Exhibit 99.1

NEWS

For Immediate Release

Editorial Contact:
Rich Yonker
Vitesse
+1.805.388.3700

Vitesse Second Quarter Fiscal Year 2010 Earnings Call for May 10, 2010

CAMARILLO, Calif. — April 12, 2010 — Vitesse Semiconductor Corporation (Pink Sheets: VTSS.PK) will conduct a conference call on Monday, May 10, 2010 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time to report second quarter fiscal year 2010 results.

To listen to the conference call via telephone, dial 866-393-5524 (U.S. toll-free) or 973-638-3372 (International) and provide the pass code 68671974. Participants should dial in at least 10 minutes prior to the start of the call. To listen via the Internet, the webcast can be accessed through the Vitesse corporate web site at www.vitesse.com.

The playback of the conference call will be available approximately two hours after the call concludes and will be accessible on the Vitesse corporate web site or by calling 800-642-1687 (U.S. toll-free) or 706-645-9291 (International) and entering the pass code 68671974. The audio replay will be available for seven days.

About Vitesse

Vitesse designs, develops and markets a diverse portfolio of high-performance, cost-competitive semiconductor solutions for Carrier and Enterprise networks worldwide. Engineering excellence and dedicated customer service distinguish Vitesse as an industry leader in high-performance Ethernet LAN, WAN, and RAN, Ethernet-over-SONET/SDH, Optical Transport, and best-in-class Signal Integrity and Physical Layer products for Ethernet, Fibre Channel, Serial Attached SCSI, InfiniBand®, Video, and PCI Express applications. Additional Company and product information is available at www.vitesse.com

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Vitesse is a registered trademark in the United States and/or other jurisdictions of Vitesse Semiconductor Corporation. All other trademarks or registered trademarks mentioned herein are the property of their respective holders.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as described by the Private Securities Litigation Reform Act of 1995 (as amended) that reflect the opinion of Vitesse Semiconductor Corporation and involve certain risks and uncertainties at the time of its release.